CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust of our reports dated as indicated in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended April 30, 2018. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 27, 2018

Appendix A

Fund Name	Date of Most Recent Audit Report
Columbia AMT-Free California Intermediate Muni Bond Fund	6/21/2018
Columbia Short Term Municipal Bond Fund	6/21/2018
Columbia AMT-Free Virginia Intermediate Muni Bond Fund	6/21/2018
Columbia AMT-Free South Carolina Intermediate Muni Bond Fund	6/21/2018
Columbia AMT-Free North Carolina Intermediate Muni Bond Fund	6/21/2018
Columbia AMT-Free Maryland Intermediate Muni Bond Fund	6/21/2018
Columbia AMT-Free Georgia Intermediate Muni Bond Fund	6/21/2018